UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2006

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On December 13, 2006, the Company entered into a three year employment agreement, commencing January 1, 2007, with Mr. Howard M. Siegel, whereby Mr. Siegel will be employed as Senior Advisor of the Company. A copy of the agreement is filed herewith as Exhibit 10.1. Under the terms of the agreement, Mr. Siegel will be paid a base salary of $300,000 for the first year, during which time he will be a full time employee of the Company, and $225,000 for the second year and $175,000 for the third year, during which years he will be a part time employee of the Company. In addition, Mr. Siegel will be eligible to receive bonuses payable in shares of the Company's common stock as follows: for 2007, 6000 shares if the Company achieves 15% year over year earnings before deduction of interest and taxes ("EBIT") growth (over 2006 results), plus a proportional number of additional shares for each 1% above 15%, up to a maximum of 10,000 shares in the aggregate on 25% EBIT growth; for 2008, 4,500 shares if the Company achieves 15% year over year EBIT growth (over 2007 results), plus a proportionate number of additional shares, for each 1% above 15%, up to a maximum of 7,500 shares in the aggregate on 25% EBIT growth; for 2009, 3,600 shares if the Company achieves 15% year over year EBIT growth (over 2008 results) plus a proportional number of additional shares for each 1% above 15%, up to a maximum of 6,000 shares in the aggregate on 25% EBIT growth. Any such bonus will be based on the Board of Directors' assessment of Mr. Siegel's performance in relation to achievement of EBIT targets. Bonuses will be payable upon audit completion for the applicable fiscal year. There will also be a bonus "catch up" provision, so that shortfalls in EBIT for one year can be made up in the subsequent year.

In addition, the Board of Directors may in its discretion grant Mr. Siegel additional shares, not to exceed an aggregate total of 50,000 shares currently reserved for Mr. Siegel pursuant to the Company's 2005 Stock Incentive Plan (inclusive of any shares granted pursuant to the EBIT growth targets above), based on significant contributions made by Mr. Siegel as determined by the Company's Compensation Committee and approved by the Board of Directors. Any shares granted pursuant to the above arrangements would be issued from the Company's 2005 Stock Incentive Plan.

Mr. Siegel is the founder of the Company and has been its Chief Executive Officer and Chairman of the Board over the past five years. As previously reported, Mr. Jack Rhian, the Company's President and Chief Operating Officer, will succeed Mr. Siegel in the Chief Executive Officer's position as of January 1, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Name
10.1	Employment Agreement dated December 13, 2006, between the Company and Howard Siegel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2006

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Richard Rallo
Name: Richard Rallo Title: Chief Financial Officer